                             DISTRIBUTION AGREEMENT


     AGREEMENT made as of the 20th day of November, 2000, by and between State Farm Mutual Fund Trust, a Delaware business trust (the "Trust"), and State Farm VP Management Corp. ("Distributor"), a Delaware corporation.

                                   WITNESSETH

     WHEREAS, Distributor is a broker-dealer that engages in the distribution of variable insurance products and may engage in the distribution of other investment products;

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940: and

     WHEREAS, the Trust issues shares of beneficial interest registered under the Securities Act of 1933 pursuant to a registration statement initially filed with the Securities and Exchange Commission on July 21, 2000, as amended from time to time; and

     WHEREAS, the Trust has established ten separate series of Shares, each corresponding to a separate investment portfolio having its own investment objective; and

     WHEREAS, the Trust and Distributor acknowledge that Distributor may distribute variable insurance products and other investment products for other companies.

     NOW, THEREFORE, in consideration of their mutual promises, the Trust and Distributor hereby agree as follows:

1.   DEFINITIONS

     a. REGISTRATION STATEMENT -- At any time that this Agreement is in effect, each currently effective registration statement filed with the SEC under the 1933 Act on a prescribed form, or currently effective post-effective amendment thereto, as the case may be, relating to the Trust, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of Section 8 of this Agreement, the term "Registration Statement" means any document which is or at any time was a Registration Statement within the meaning of this Section 1.b.

     b. PROSPECTUS -- The prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 under the 1933 Act, from and after the date on which it shall have been filed. For purposes of Section 8 of this Agreement, the term "any Prospectus" means any document which is or at any time was a Prospectus within the meaning of this Section 1.c.

     c. FUND -- Each separate investment portfolio of the Trust having its own investment objective.

     d.   1933 ACT -- The Securities Act of 1933, as amended.

     e.   1934 ACT -- The Securities Exchange Act of 1934, as amended.

     f.   1940 ACT -- The Investment Company Act of 1940, as amended.

     g.   SEC -- The Securities and Exchange Commission.

     h.   NASD -- The National Association of Securities Dealers, Inc.

     i. REPRESENTATIVE -- An individual who is an associated person of Distributor, as that term is defined in the 1934 Act.

     j    APPLICATION -- An application for the opening of a Fund account.

2.   AUTHORIZATION AND APPOINTMENT

     a. SCOPE OF AUTHORITY. The Trust hereby authorizes Distributor on an exclusive basis, and Distributor accepts such authority, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act and conditions herein, to be the distributor and principal underwriter for the sale of the Funds to the public in each state and other jurisdiction in which the Funds may lawfully be sold during the term of this Agreement. The Funds shall be offered for sale and distribution at the public offering price as described in the Trust's Prospectus. Distributor shall use its best efforts to market the Funds actively subject to compliance with applicable law, including the rules of the NASD. However, Distributor shall not be obligated to sell any specific number or amount of Funds. Also, the parties acknowledge and agree that Distributor may distribute funds, variable insurance products and other investment products for other companies.

     b. LIMITS ON AUTHORITY. Distributor shall act as an independent contractor and nothing herein contained shall constitute Distributor or its agents, officers or employees as agents, officers or employees of the Trust solely by virtue of their activities in connection with the sale of the Funds hereunder. Distributor and its Representatives shall not have authority, on behalf of the Trust: to receive any monies (except for the sole purpose of forwarding monies to the Trust or its transfer agent). Distributor shall not possess or exercise any authority on behalf of the Trust other than that expressly conferred on Distributor by this Agreement.

     c. TRADEMARKS. An affiliate of the Distributor, State Farm Mutual Automobile Insurance Company ("State Farm") owns all right, title and interest in and to the name, "State Farm," and has authorized the Trust to use and license other persons to use such name. State Farm hereby grants to Distributor a non-exclusive license to use the name "State Farm" in its corporate name and in connection with its performance of the services contemplated under this Agreement, subject to the termination provisions in Section 9, and subject further to State Farm's right to terminate this license at any time for any reason whatsoever. Upon any such termination, Distributor shall promptly take steps to remove the name "State Farm" from its corporate name and from all materials bearing its name.

          Distributor: (i) acknowledges and stipulates that State Farm's name is a valid and enforceable trademark and/or service mark; and that Distributor does not own State Farm's name and claims no rights therein other than as a Distributor under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of State Farm's name pursuant to this grant of license shall inure to the benefit of State Farm.

3.   SOLICITATION ACTIVITIES

     a. REPRESENTATIVES. No Representative shall solicit the sale of a Fund unless at the time of such solicitation such individual is duly registered with the NASD and duly licensed with all applicable state securities regulatory authorities.

     b. SOLICITATION ACTIVITIES. All solicitation and sales activities engaged in by Distributor and its Representatives with respect to the Funds shall be in compliance with all applicable federal and state securities laws and regulations, as well as all compliance manuals provided by the Distributor. In particular, without limiting the generality of the foregoing:

          (1) Distributor shall train, supervise and be solely responsible for the conduct of Representatives in their solicitation of Applications and in their distribution of the Funds, and shall supervise their compliance with, applicable rules and regulations of any securities regulatory agencies that have jurisdiction over the Trust's or the Distributor's securities activities.

          (2) Neither Distributor nor any Representative shall offer, attempt to offer, or solicit Applications for Funds in any state or other jurisdiction unless the Trust has notified Distributor that such Funds may lawfully be sold or offered for sale in such state, and has not subsequently revised such notice.

          (3) Neither Distributor nor any Representative shall give any information or make any representation in regard to any Fund in connection with the offer or sale of such Fund that is not in accordance with the Prospectus for such Fund, or in the then-currently effective prospectus or statement of additional information for a Fund, or in current advertising materials for such Fund.

          (4) All Fund purchase payments made by check or money order that are collected by Distributor or any of its Representatives shall be remitted promptly, and in any event within one business days after receipt in full, together with any Applications, forms and any other required documentation, to the transfer agent of the Trust. Checks or money orders in payment of Fund purchases shall be drawn to the order of "State Farm Mutual Funds." If any Fund purchase payment is held at any time by Distributor, Distributor shall hold such payment as an agent of the Trust and such payment shall be remitted promptly, and in any event within one business days, to the transfer agent of the Trust. Distributor acknowledges that all such Fund purchase payments, whether by check, money order or wire, shall be the property of the Trust. Distributor acknowledges that the Trust shall have the unconditional right to reject, in whole or in part, any Application or Fund purchase payment.

     c. SUITABILITY. The Trust and Distributor wish to ensure that the Funds sold by Distributor will be issued to purchasers for whom the Funds are suitable. Distributor shall require that the Representatives have reasonable grounds to believe that a recommendation to an applicant to purchase a Fund is suitable for that applicant. Distributor shall review all Applications for suitability in accordance with Rule 2310 of the NASD Conduct Rules and interpretations and guidance relating thereto. Distributor will review all applications under the suitability standards set forth in its compliance and operational manuals. While not limited to the following, a determination of suitability shall be based on information furnished to a Representative after reasonable inquiry of the applicant concerning his or her financial status, retirement needs, reasons for purchasing a Fund, investment sophistication and experience, other securities holdings, investment objectives (including risk tolerance), investment time horizon and tax status.

     d. REPRESENTATIONS AND WARRANTIES OF DISTRIBUTOR. Distributor represents and warrants to the Trust that Distributor is and during the term of this Agreement shall remain registered as a broker-dealer under the 1934 Act, admitted as a member with the NASD, and duly registered under applicable state securities laws, and that Distributor is and shall remain during the term of this Agreement in compliance with
          Section 9(a) of the 1940 Act.

4.   MARKETING MATERIALS

     a. PREPARATION AND FILING. The Trust and Distributor shall together design and develop all promotional, sales and advertising material relating to the Funds and any other marketing-related documents for use in the sale of the Funds, subject to review and approval by Distributor of such material and documents in accordance with Section 2210 of the NASD Conduct Rules. Distributor shall be responsible for filing such material with the NASD. The Trust shall be responsible for preparing the Prospectuses and Registration Statements and filing them with the SEC and state regulatory authorities, to the extent required. The parties shall notify each other expeditiously of any comments provided by the SEC, NASD or any securities regulatory authority on such material, and will cooperate expeditiously in resolving and implementing any comments, as applicable.

     b. USE IN SOLICITATION ACTIVITIES. The Trust shall be responsible for furnishing Distributor with such Applications, Prospectuses and other materials for use by Distributor and Representatives in their solicitation activities with respect to the Funds. No Representative of the Distributor shall use any promotional, sales or advertising materials unless such materials have been approved by the Trust or the Distributor.

5.   COMPENSATION AND EXPENSES

     a. COMPENSATION FOR SALES OF THE FUNDS. The Trust shall pay the following compensation to the Distributor in exchange for the Distributor's services provided to the Trust and to the Funds:

          (1) Any initial sales charges as described in the Registration Statement and paid by Fund shareholders, and

          (2) Any contingent deferred sales charge or deferred sales charge as described in the Registration Statement and imposed upon a Fund shareholder.

     b. TIMING OF COMPENSATION PAYMENTS TO DISTRIBUTOR. The compensation described in 5(a)(1) above shall be paid to Distributor at the time the shareholder pays the initial sales charge. With respect to the compensation described in 5(a)(2), the Trust shall pay the Distributor for providing these services for each of the Trust's fiscal quarters, and the payments are due from the Trust to the Distributor within three business days after the end of the Trust's fiscal quarter.

     c. PAYMENT OF COMPENSATION TO REPRESENTATIVES: The Representatives are due compensation from the Distributor for selling Fund shares and for providing other shareholder services. The Distributor may arrange to have State Farm pay the compensation to the Representatives as paying agent on behalf of Distributor and may arrange to have State Farm maintain the books and records reflecting such payments in accordance with the requirements of the 1934 Act on behalf of Distributor.

     d.   EXPENSES RELATING TO THE TRUST . Subject to the provisions of this
          Section 5 and the Investment Advisory and Management Services Agreement between the Trust and State Farm Investment Management Corp., the Trust shall pay any and all expenses in connection with the Trust including, but not limited to:

          (1) the preparation and filing of each Registration Statement (including each pre-effective and post-effective amendment thereto) and the preparation and filing of each Prospectus (including any preliminary and each definitive Prospectus);

          (2) the design, preparation and printing of all Prospectuses, confirmations, reports and all other materials prepared for or provided to Fund shareholders;

          (3) any registration, qualification or approval or other filing of the Trust required under the securities laws of the states in which the Funds will be offered; and

          (4)  all registration fees for the Trust payable to the SEC.

     e. EXPENSES OF DISTRIBUTOR. The Distributor shall assume and pay all expenses incurred by it in connection with providing distribution services under this Agreement.

     f. NO RIGHTS TO COMPENSATION. Representatives shall have no interest in this Agreement or right to any compensation to be paid to or on behalf of Distributor hereunder. Distributor and Representatives shall have no right to withhold or deduct any commission from any purchase payments in respect of the Funds which either of them may collect.

6.   COMPLIANCE

     a. MAINTAINING REGISTRATION AND APPROVALS. The Trust shall be responsible for maintaining the registration of the Funds with the SEC and any state securities regulatory authority with which such registration is required.

7.   INVESTIGATIONS AND PROCEEDINGS

     a. COOPERATION. Distributor and the Trust shall cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Funds distributed under this Agreement. Without limiting the foregoing, the Trust and Distributor shall notify each other promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either party with respect to the Funds.

     b. CUSTOMER COMPLAINTS. Distributor shall comply with the reporting requirements imposed by Section 3070 of the NASD Rules of Conduct with regard to the sales of the Funds. Without limiting the foregoing, Distributor shall notify the NASD if Distributor or persons associated with Distributor are the subject of any written customer complaint involving allegations of theft, forgery or misappropriation of funds or securities, or is the subject of any claim for damages by a customer, broker, or dealer which is settled for an amount exceeding $15,000.

8.   INDEMNIFICATION

     a. BY THE TRUST. The Trust shall indemnify and hold harmless Distributor and any officer, director or employee of Distributor against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Distributor and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; provided that the Trust shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to the Trust by Distributor specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

          (2) result from any breach by the Trust of any provision of this Agreement.

               This indemnification agreement shall be in addition to any liability that the Trust may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     b. BY DISTRIBUTOR. Distributor shall indemnify and hold harmless the Trust and any officer, director or employee of the Trust against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which the Trust and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (1) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by Distributor to the Trust specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

          (2) result from any breach by Distributor of any provision of this Agreement;

          (3)  result from Distributor's own misconduct or negligence.

               This indemnification shall be in addition to any liability that Distributor may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     c. GENERAL. Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Section 8 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 8 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 8. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

          The indemnification provisions contained in this Section 8 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or the Trust, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 8.

9. TERMINATION. This Agreement shall terminate automatically if it is assigned by Distributor without the prior written consent of the Trust. This Agreement may be terminated at any time for any reason by either party upon 60 days' written notice to the other party, without payment of any penalty. (The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.) This Agreement may be terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation or warranty made in this Agreement, unless such breach has been cured within 10 days after receipt of notice of breach from the non-breaching party. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the following: (1) the obligation to settle accounts hereunder, including the initial sales charge with respect to fund purchase payments submitted by the Distributor or its Representatives prior to termination; (2) the provisions contained in Section 8 regarding indemnification; and (3) the provisions contained in Section 3(b)(4) regarding the remittance of Fund purchase payments. In the event of any termination for any reason, all Prospectuses or marketing materials held by Distributor shall promptly be returned to the Trust free from any claim or retention of rights by Distributor, and any books and records held or maintained by the Trust on behalf of Distributor shall be returned to Distributor free from any claim or retention of rights by the Trust. Furthermore, if so requested by the Trust, upon termination of this Agreement, Distributor shall eliminate all reference to the name "State Farm," including removing the name from Distributor's corporate name, and shall refrain from using the name "State Farm" in any form or combination whatsoever, in connection with its business activities.

10.  MISCELLANEOUS

     a. BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

     b. SCHEDULES. The parties to this Agreement may amend this Agreement by adding a schedule specifying new mutual funds to which this Agreement applies. The provisions of this Agreement shall be equally applicable to each new mutual fund that may be added to the schedule, unless the context otherwise requires. Any other change in the terms or provisions of this Agreement shall be by written agreement between the Trust and Distributor.

     c. RIGHTS, REMEDIES, ETC, ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     d. NOTICES. All notices hereunder are to be made in writing and shall be given:

                           if to The Trust, to:

                           State Farm Mutual Fund Trust
                           Three State Farm Plaza
                           Bloomington, Illinois 61791-0001

                           if to Distributor, to:

                           State Farm VP Management Corp.
                           Three State Farm Plaza
                           Bloomington, Illinois 61791-0001

          or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

     e. INTERPRETATION; JURISDICTION. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement.

     f. SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

     g. SECTION AND OTHER HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     h. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     i. REGULATION. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the regulations thereunder and the rules and regulations of the NASD, from time to time in effect, including the conditions of any exemptions therefrom as the SEC or NASD may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

     j. PRIVACY. Neither the Distributor nor the Trust shall disclose or use nonpublic personal information (as defined in Rule 3(t) of Regulation S-P) provided by the other party, except as necessary to carry out the purposes for which such information is provided, including information that is used in accordance with Rules 14 and 15 of Regulation S-P in the ordinary course of business.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers designated below as of the date specified above.


                                     STATE FARM MUTUAL FUND TRUST

                                     By: /s/ Edward B. Rust, Jr.
                                         -----------------------
                                     Name: Edward B. Rust, Jr.
                                     Title: President



                                     STATE FARM VP MANAGEMENT CORP.

                                     By: /s/ Roger S. Joslin
                                         -----------------------
                                     Name: Roger S. Joslin
                                     Title: Senior Vice President and Treasurer